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                                                Exhibit 23.0









CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-
37229, 333-30835 and 333-13723) and on Forms S-8 (Nos. 333-
05705 and 333-12551) filed by Home Properties of New York,
Inc. of our report dated October 24, 1997, on our audit of the Philadelphia Acquisition Properties for the year ended
December 31, 1996, which report is included in the accompanying Form 8 K/A, Amendment No. 1. We also consent to the reference to our firm under the caption "Experts".

                         /s/ Coopers & Lybrand L.L.P.
                         ----------------------------
                         COOPERS & LYBRAND L.L.P.

Rochester, New York
December 2, 1997